Registration No. 333

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

FLORIDA EAST COAST INDUSTRIES, INC.

(Exact name of registrant as specified in its charter)

Florida	20-4427296
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

One Malaga Street
St. Augustine, Florida	32085-1048
(Address of principal executive offices)	(Zip Code)

STOCK AWARD AGREEMENTS DATED APRIL 28, 2006

BETWEEN FLORIDA EAST COAST INDUSTRIES, INC. AND CERTAIN EMPLOYEES OF THE CODINA GROUP

Heidi J. Eddins

Executive Vice President,

Secretary and General Counsel

Florida East Coast Industries, Inc.

One Malaga Street

St. Augustine, Florida 32085-1048

(Name and address of agent for service)

(904) 829-3421

(Telephone number, including area code, of agent for service)

CALCULATION OF REGISTRATION FEE

Title of securities to be registered	Number of shares to be registered (1)	Proposed maximum offering price per share	Proposed maximum aggregate offering price	Amount of registration fee
Common Stock (no par value)	288,520	$55.18 (2)	$15,919,091	$1,703.34

(1)	The Common Stock includes certain rights under the Registrant’s Second Amended and Restated Rights Plan which, until the occurrence of certain events specified in the Second Amended and Restated Rights Plan, will not be exercisable or evidenced separately from the Common Stock.
(2)	Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(h). The fee is calculated based on the average high and low prices for the Registrant’s Common Stock reported on the New York Stock Exchange on April 26, 2006.

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

The documents containing the information specified in Part I of this Registration Statement on Form S-8 will be sent or given to employees as specified by Rule 428(b)(1). Such documents are not required to be and are not filed with the Securities and Exchange Commission either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424 under the Securities Act of 1933, as amended. These documents and the documents incorporated by reference in this Registration Statement pursuant to Item 3 of Part II of this Form S-8, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

The following documents filed by the Registrant with the Commission pursuant to the Securities Exchange Act of 1934, as amended, are incorporated by reference into this Registration Statement: (i) the Registrant’s Annual Report on Form 10-K for the year ended December 31, 2005 (File No. 001-08728), (ii) Registrant’s Current Reports on Form 8-K filed on April 28, 2006 (File No. 000-51943), February 22, 2006, January 11, 2006 and January 6, 2006 (File No. 001-08728), (iii) the description of the Registrant’s common stock, no par value, contained in the Registrant’s Registration Statement on Form 8-A, including any amendment or report filed for the purpose of updating such description (File No. 001-08728), and (iv) the description of the Registrant’s Rights Plan contained in the Registrant’s Registration Statement on Form 8-A including any amendment or report filed for the purpose of updating such description (File No. 001-08728).

All documents subsequently filed by the Registrant with the Commission pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act after the date of this Registration Statement, but prior to the filing of a post-effective amendment to this Registration Statement which indicates that all securities offered by this Registration Statement have been sold or which deregisters all such securities then remaining unsold, shall be deemed to be incorporated by reference into this Registration Statement. Each document incorporated by reference into this Registration Statement shall be deemed to be a part of this Registration Statement from the date of filing of such document with the Commission until the information contained therein is superseded or updated by any subsequently filed document which is incorporated by reference into this Registration Statement or by any document which constitutes part of the prospectus relating to the following agreements:

STOCK AWARD AGREEMENTS DATED APRIL 28, 2006

BETWEEN FLORIDA EAST COAST INDUSTRIES, INC. AND CERTAIN EMPLOYEES OF THE CODINA GROUP

Item 4. Description of Securities

Not applicable (see Item 3(iii) and (iv)).

Item 5. Interests of Named Experts and Counsel.

The legality of the common stock to which this Registration Statement relates has been passed upon for the Registrant by Heidi J. Eddins, Executive Vice President, Secretary and General Counsel of the Registrant. Ms. Eddins is paid a salary by the Registrant and participates in the benefit plans of the Registrant and its subsidiaries. As of March 31, 2006, Ms. Eddins holds 55,016 shares of the Registrant’s common stock, and options to acquire 12,078 shares of the Registrant’s common stock.

Item 6. Indemnification of Directors and Officers.

Article X of the Amended and Restated Articles of Incorporation, as amended, of the Registrant, a Florida corporation, provides for the indemnification of the directors and officers to the fullest extent permitted by the Florida Business Corporation Act. In addition, the Amended and Restated Articles of Incorporation, as amended, provide for indemnification when a person is threatened to be made a party or otherwise involved in any action, suit or proceeding.

Section 607.0850 of the Florida Business Corporation Act authorizes indemnification when a person is or was made a party to any proceeding by reason of the fact that such person is or was a director, officer, employee or agent or is or was serving as a director, officer, employee or agent of another enterprise, at the request of the corporation, and if such person acted in good faith and in a manner reasonably believed by him or her to be in, or not opposed to, the best interests of the corporation. With respect to any criminal proceeding, such person must have had no reasonable cause to believe that his or her conduct was unlawful. If it is determined that the conduct of such person meets these standards, he or she may be indemnified for judgments, settlements, penalties, fines (including an excise tax assessed with respect to any employee benefit plan), and expenses (including counsel fees) actually and reasonably incurred with respect to a proceeding.

If such a proceeding is brought by or in the right of the corporation (i.e. a derivative suit), such person may be indemnified against expenses and amounts paid in settlement not exceeding, in the judgment of the board of directors, the estimated expenses of litigating the proceeding to a conclusion, actually and reasonably incurred in connection with the defense or settlement of such proceeding, including any appeal thereof, if he or she acted in good faith and in a manner reasonably believed by him or her to be in, or not opposed to, the best interests of the corporation. There can be no indemnification with respect to any matter as to which such person is adjudged to be liable to the corporation; however, a court may, in such case, allow such indemnification of such person for such expenses as the court deems proper.

Where such person is successful in any such proceeding, he or she is entitled to be indemnified against expenses actually and reasonably incurred by him or her. In all other cases, indemnification is made by the corporation upon determination by it that indemnification of such person is proper because such person has met the applicable standard of conduct.

The Registrant maintains directors’ and officers’ liability insurance covering its directors and officers with respect to liabilities, including liabilities under the Securities Act, which they may incur in connection with their serving in such capacities. Such insurance provides coverage for the directors and officers against certain liabilities even though such liabilities may not be covered by the indemnification provisions of the Amended and Restated Articles of Incorporation, as amended.

Item 7. Exemption from Registration Claimed.

Not applicable.

Item 8. Exhibits.

The following exhibits are filed herewith or incorporated by reference as part of this Registration Statement:

Exhibit No.	Description

4.1	Amended and Restated Articles of Incorporation of the Registrant (incorporated by reference to Exhibit 3.1 to the Registrant’s Current Report on Form 8-K filed with the Commission on April 28, 2006 (File No. 001-08728)).

4.2	Amended and Restated By-Laws of the Registrant (incorporated by reference to Exhibit 3.2 to the Registrant’s Current Report on Form 8-K filed with the Commission on April 28, 2006 (File No. 001-08728)).

4.3	Second Amended and Restated Rights Agreement dated April 27, 2006 (incorporated by reference to Exhibit 10.1 to the Current Report on Form 8-K filed with the Commission on April 28, 2006 (File No. 001-08728)).

5.1	No opinion required because shares issued will not be originally issued securities.

23.1	Consent of Independent Registered Public Accounting Firm.

24	Power of Attorney (set forth on the signature page of this Registration Statement).

Item 9. Undertakings.

(a) The undersigned Registrant hereby undertakes:

(1) To file, during any period in which offers of sales are being made, a post-effective amendment to this Registration Statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the Registration Statement is on Form S-3, Form S-8 or Form F-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.

(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

***

(h) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of St. Augustine, State of Florida, on this 27th day of April, 2006.

FLORIDA EAST COAST INDUSTRIES, INC.

By:	/s/ Daniel H. Popky
Daniel H. Popky
Executive Vice President and Chief Financial Officer

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Heidi J. Eddins his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or her on his or her behalf and in his or her name, place and stead, in the capacities indicated below, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file or cause to be filed the same with all exhibits thereto, and other documentation in connection therewith, with the Securities and Exchange Commission, granting unto such person full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or such attorney-in-fact’s substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act, this Registration Statement and the foregoing Power of Attorney have been signed by the following persons in the capacities and on the date(s) indicated:

Signature	Capacity	Date

/s/ Adolfo Henriques Adolfo Henriques	Chairman, President, Chief Executive Officer and Director (Principal Executive Officer)	April 27, 2006

/s/ Daniel H. Popky Daniel H. Popky	Executive Vice President and Chief Financial Officer (Principal Financial Officer)	April 27, 2006

/s/ Mark Leininger Mark Leininger	Vice President and Controller (Principal Accounting Officer)	April 27, 2006

Signature	Capacity	Date

/s/ Robert D. Fagan Robert D. Fagan	Director	April 27, 2006

/s/ David M. Foster David M. Foster	Director	April 27, 2006

/s/ Allen C. Harper Allen C. Harper	Director	April 27, 2006

/s/ James E. Jordan James E. Jordan	Director	April 27, 2006

/s/ Gilbert Lamphere Gilbert Lamphere	Director	April 27, 2006

/s/ Joseph Nemec Joseph Nemec	Director	April 27, 2006

/s/ Jorge Perez Jorge Perez	Director	April 27, 2006

/s/ James Pieczynski James Pieczynski	Director	April 27, 2006

/s/ Wellford Sanders, Jr. Wellford Sanders, Jr.	Director	April 27, 2006

EXHIBIT INDEX

Exhibit No.	Description

4.1	Amended and Restated Articles of Incorporation of the Registrant (incorporated by reference to Exhibit 3.1 to the Registrant’s Current Report on Form 8-K filed with the Commission on April 28, 2006 (File No. 001-08728)).

4.2	Amended and Restated By-Laws of the Registrant (incorporated by reference to Exhibit 3.2 to the Registrant’s Current Report on Form 8-K filed with the Commission on April 28, 2006 (File No. 001-08728)).

4.3	Second Amended and Restated Rights Agreement dated April 27, 2006 (incorporated by reference to Exhibit 10.1 to the Current Report on Form 8-K filed with the Commission on April 28, 2006 (File No. 001-08728)).

5.1	No opinion required because shares issued will not be originally issued securities.

23.1	Consent of Independent Registered Public Accounting Firm.

24	Power of Attorney (set forth on the signature page of this Registration Statement).